UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2021

NEUROMETRIX, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4B Gill Street, Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

(781) 890-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	NURO	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.  Termination of a Material Definitive Agreement.

On June 30, 2021 NeuroMetrix, Inc. (the “Company” or “NeuroMetrix”) entered into a Termination Agreement with GSK Consumer Healthcare S.A. (formerly known as Novartis Consumer Health S.A.), a societe’ anonyme organized under the laws of Switzerland (“GSK”), pursuant to which the parties terminated the Development and Services Agreement dated January 12, 2018, as amended on December 6, 2018, and related agreements which provided GSK with license and intellectual property rights for the development, regulatory approval and commercialization of the Quell technology for markets outside the United States. Under terms of the Termination Agreement, GSK transferred back to NeuroMetrix all of GSK’s rights, title and interest in the Quell technology related to markets outside the United States, including technology improvements and intellectual property. NeuroMetrix agreed to make royalty payments to GSK ranging between 5% and 8% for a ten-year period based on net sales of Quell devices that are available to consumers for purchase without a prescription from a licensed medical professional in markets outside the United States.

A copy of the Termination Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10Q for the quarter ended June 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Date: June 30, 2021	/s/	THOMAS T. HIGGINS
Thomas T. Higgins
Senior Vice President, Chief Financial Officer
and Treasurer